Exhibit 15.2

Ferbruary 28, 2013

Brightman Almagor Zohar & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu
Tel Aviv, Israel

We consent to the incorporation by reference in Registration Statements Nos. 333-12458, and 333-140809 on Form S-8, and No. 333-161781, on Form F-3, of our report, dated Februaty 22, 2013, relating to the consolidated financial statements of Cimatron Gibbs, LLC (not presented separately herein) for the year ended December 31, 2012 appearing in this annual report on Form 20-F of Cimatron Ltd.

Lucas, Horsfall, Murphy & Pindroh, LLP
Pasadena, California